SECURITIES AND EXCHANGE COMMISSION
                        	Washington, D.C. 20549

                           	______________


                             	FORM 8-K
                           	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          	_______________


	Date of Report (Date of Earliest Event Reported):  August 11, 1998

                          	_______________


                    	KLLM TRANSPORT SERVICES, INC.
        	(Exact name of registrant as specified in its charter)

		Delaware			                0-14759	               64-0412551
(State or other juris-	     (Commission File	     (I.R.S. Employer
diction of incorporation)       Number   		      Identification No.)


              	135 Riverview Drive, Richland, Mississippi 39218
           	(Address of Principal Executive Offices)     (Zip Code)


	Registrant's telephone number, including area code:  (601) 939-2545


Item 5.		Other Events.

On August 11, 1998, KLLM Transport Services, Inc. (the "Company") announced that the Board of Directors has authorized the repurchase of up to 200,000 shares of the Company's outstanding stock over the next three months.
Under the stock repurchase program shares may be purchased from time to time at prevailing prices in open market transactions, subject to market conditions, share price and other considerations. The Company currently has 4,374,000 shares outstanding and this authorization represents approximately 4.6 percent of that amount. Jack Liles, President and Chief Executive Officer,stated, "The Board believes that the stock, at its current valuation, represents an attractive investment opportunity for KLLM Transport Services".



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	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               	KLLM TRANSPORT SERVICES, INC.



Date: August 13, 1998			        By: s/ William J. Liles, III
                                _____________________________
                                William J. Liles, III
                                President and Chief Executive
                                Officer

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